Exhibit 10.17

FIRST AMENDMENT

FIRST AMENDMENT, dated as of May 1, 2013 (this “Amendment”), to the Credit Agreement dated as of March 20, 2013 (as amended, supplemented, restated, or otherwise modified from time to time, the “Credit Agreement”), among CST BRANDS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and the other agents named therein. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, pursuant to Section 12.2 of the Credit Agreement, the Administrative Agent and the Borrower may amend the Credit Agreement to correct any error or omission of a technical or immaterial nature jointly identified by the Administrative Agent and the Borrower, without the consent of any other party.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.Amendment to Section 9.9(b)(ii). Section 9.9(b)(ii) of the Credit Agreement is hereby amended by replacing the reference to “Section 9.1(k), (m) and (q)” appearing therein with a reference to “Sections 9.1(i), (k), (m) and (q)”.

SECTION 2.Effects on Loan Documents. Except as specifically amended herein, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 3.GOVERNING LAW; WAIVER OF JURY TRIAL
. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES TO THE PROVISIONS OF SECTION 12.5 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.

SECTION 4.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including by means of facsimile or electronic transmission (including .pdf format), each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:    /s/ Nathan R. Rantala
Name:     Nathan R. Rantala
Title:    Director

CST BRANDS, INC., as Borrower

By:     /s/ Clayton E. Killinger
Name:    Clayton E. Killinger
Title:    Senior Vice President and Chief Financial Officer